UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2005
CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)
(650) 843-2800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement
     On November 9, 2005, Connetics Corporation, or the Company, issued a press release announcing that it has named Srabasti Mukherjee to the position of Associate Director, Business Applications. Ms. Mukherjee will be primarily responsible for leading the Company’s business applications development activities. The Compensation Committee of the Company’s Board of Directors approved an inducement grant to Ms. Mukherjee of a non-qualified stock option to purchase 10,000 shares of the Company’s common stock. This option award was granted without stockholder approval pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv) and with the following material terms: (a) an exercise price of $12.01 per share which is equal to the fair market value of the Company’s common stock on the grant date (November 7, 2005), (b) a term of 10 years, and (c) a vesting schedule providing that the option is exercisable as to 1/8th of the total grant on the six-month anniversary of Ms. Mukherjee’s hire, and 1/48th of the total grant each month thereafter until the grant is fully vested.
     A copy of the Non-Qualified Stock Option Agreement between the Company and Ms. Mukherjee is attached to this report as Exhibit 10.1 and incorporated into this Item 1.01 by reference.
     A copy of the press release announcing the Company’s hiring of Ms. Mukherjee is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(c)           Exhibits.

Exhibit No.	Description
10.1	Non-Qualified Stock Option Agreement between Connetics Corporation and Srabasti Mukherjee

99.1	Associate Director, Business Applications Press Release dated November 9, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
Date: November 10, 2005	By:	/s/ Katrina J. Church
Katrina J. Church
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Non-Qualified Stock Option Agreement between Connetics Corporation and Srabasti Mukherjee

99.1	Associate Director, Business Applications Press Release dated November 9, 2005